Exhibit 99.1

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of  operations is presented for illustrative purposes only and does not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had Inverness and its acquired businesses (Ostex, ABI and the Abbott Business, each as defined and described in Note 1 of the notes to these unaudited pro forma condensed combined financial statements) been a consolidated company during the specified period.

The unaudited pro forma condensed combined statement of operations is based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Inverness and its acquired businesses, as listed above, after giving effect to each of the acquisitions using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements. Actual operating results of the acquired businesses are included in Inverness’ historical financial results only from the respective dates of the acquisitions.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 assumes each of the acquisitions, as listed above, occurred on January 1, 2003.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of Inverness believes are reasonable in the circumstances.

The unaudited pro forma condensed combined statement of operations and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Inverness included in Amendment No. 3 to its Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on February 11, 2005.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2003
(in thousands, except per share data)

	Historical Inverness	Historical Ostex	Pro Forma Ostex Adjustments		Historical ABI	Pro Forma ABI Adjustments		Historical Abbott Business	Pro Forma Abbott Business Adjustments		Pro Forma Combined Company

Net product sales	$286,984	$3,376	$—		$17,925	$—		$42,640	$(6,896	)(k)	$340,731
									(3,298	)(l)
License revenue	9,728	62	(44	)(a)	—	—		—	(354	)(l)	9,392
Net revenue	296,712	3,438	(44)		17,925	—		42,640	(10,548)		350,123
Cost of sales	168,171	1,491	221	(b)	13,091	274	(f)	30,291	(7,579	)(m)	203,133
			(348	)(c)					(3,652	)(l)
									400	(n)
									773	(o)
Gross profit	128,541	1,947	83		4,834	(274)		12,349	(490)		146,990

Operating expenses:
Research and development	24,280	686	—		758	—		—	—		25,724
Sales and marketing	52,504	270	—		1,144	—		2,996	(2,399	)(p)	59,313
General and administrative	35,452	2,338	(564	)(d)	4,586	(1,528	)(g)	1,092	—		41,376
Charge related to asset impairment	—	—	—		41,425	(41,425	)(h)	—	—		—
Stock-based compensation	447	—	—		—	—		—	—		447
Total operating expenses	112,683	3,294	(564)		47,913	(42,953)		4,088	2,399		126,860

Operating income (loss)	15,858	(1,347)	647		(43,079)	42,679		8,261	(2,889)		20,130

Interest expense, including amortization of discounts	(9,711)	(209)	209	(e)	(59)	(555	)(i)	—	(2,355	)(q)	(12,680)
Other income, net	6,441	4	—		35	—		—	—		6,480
Income (loss) before income taxes	12,588	(1,552)	856		(43,103)	42,124		8,261	(5,244)		13,930
Income tax provision (benefit)	3,028	—	—		(3,909)	3,909	(j)	—	2,214	(r)	5,242
Net income (loss)	$9,560	$(1,552)	$856		$(39,194)	$38,215		$8,261	$(7,458)		$8,688

Dividends, interest and amortization of beneficial conversion feature related to Series A Preferred Stock	$(958)										$(958)

Net income available to common stockholders:									(7,458)

Basic	$8,602										$7,730
Diluted	$8,602										$7,730

Net income available to common stockholders:

Basic	$0.55										$0.43
Diluted	$0.49										$0.39

Weighted average shares - basic	15,711		854	(r)		451	(r)		1,156	(s)	18,172
Weighted average shares - diluted	17,490		854	(r)		451	(r)		1,156	(s)	19,951

Inverness Medical Innovations, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.   Basis of Presentation and Purchase Prices

                Included in the accompanying unaudited pro forma condensed combined statement of operations are the historical results of Inverness and the following entities and businesses, as defined below, which Inverness has acquired since January 1, 2003:

                •              Ostex

                •              ABI

                •              the Abbott Business

                On June 30, 2003, Inverness acquired Ostex International, Inc. (“Ostex”).  The aggregate purchase price of Ostex was $33.7 million, which consisted of 1,596,821 shares of Inverness common stock with an aggregate fair value of $23.5 million based upon a fair value per share of $14.74, the assumption of fully-vested stock options and warrants to purchase an aggregate of 303,083 shares of Inverness common stock, which options and warrants had an aggregate fair value of $1.8 million, exit costs of $3.9 million, which primarily consisted of severance and costs to vacate Ostex’s manufacturing and administrative facilities in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, direct acquisition costs of $1.6 million and $2.9 million in assumed debt.  The fair value of the shares issued was determined based on the average market price of the securities over the periods just prior to and following the date of the merger agreement, as amended, pursuant to EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.  The fair value of the assumed fully-vested stock options and warrants was calculated using the Black-Scholes option pricing model.  Since the date of its acquisition by Inverness, Ostex’s financial results are included in Inverness’ historical results for the year ended December 31, 2003.

                On August 27, 2003, Inverness acquired all of the stock of Applied Biotech, Inc. (“ABI”) from Apogent Technologies Inc.  The aggregate purchase price of ABI was $28.8 million, which consisted of $13.4 million in cash, 692,506 shares of Inverness common stock with an aggregate fair value of $14.2 million based upon a fair value per share of $20.60 and direct acquisition costs of $1.2 million.  The fair value of the shares issued was determined based on the average market price of the securities over the periods just prior to and following the date of the merger agreement, pursuant to EITF Issue No. 99-12.  Since the date of its acquisition by Inverness, ABI’s financial results are included in Inverness’ historical results for the year ended December 31, 2003.

                On September 30, 2003, Inverness acquired from Abbott Laboratories (“Abbott”) certain assets related to Abbott’s Fact plus line of consumer diagnostic pregnancy tests and Abbott TestPack, Abbott TestPack plus and Signify lines of professional rapid diagnostics for various testing needs, including strep throat, pregnancy and drugs of abuse (the “Abbott Business”).  The acquired assets also include certain transferred and licensed intellectual property related to these products.  The aggregate purchase price of the Abbott Business was $95.1 million, which consisted of $55.0 million in cash, $37.5 million in the form of 1,550,933 shares of Inverness common stock and direct acquisition costs of $2.6 million.  Since the date of its acquisition by Inverness, the financial results of the Abbott Business are included in Inverness’ historical results for the year ended December 31, 2003.

Note 2.   Pro Forma Adjustments

                The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined statement of operations:

(a)                                  Represents the reversal of Ostex’s historical amortization of deferred license revenue.  The deferred license revenue was eliminated in conjunction with purchase accounting adjustments.

(b)                                 Reflects amortization expense on acquired intangible assets, detailed below, in connection with the acquisition of Ostex.  No amortization expense was recorded on acquired goodwill in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets.  The assigned fair values of acquired intangible assets in connection with the acquisition of Ostex and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Core technology	$5,532	15 years
Customer related intangible assets	1,096	15 years
Goodwill	25,192	Indefinite
Total intangibles	$31,820

(c)                                  Represents adjustment to depreciation expense based on appraised value assigned to Ostex fixed assets.

(d)                                 Represents the elimination of certain acquisition related expenses incurred by Ostex.

(e)                                  Represents reversal of Ostex’s historical interest expense on debt that was prepaid by Inverness upon acquisition.

(f)                                    Reflects amortization expense on acquired intangible assets, detailed below, in connection with the acquisition of ABI.  No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142.  The assigned fair values of acquired intangible assets in connection with the acquisition of ABI and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Customer related intangible assets	$2,000	15 years
Manufacturing know-how	3,500	15 years
Goodwill	11,258	Indefinite
Total intangibles	16,758

(g)                                 Represents reversal of historical amortization recorded by ABI based on the historical carrying value of its intangible assets.

(h)                                 Represents reversal of impairment charge related to intangible assets of ABI based on historical carrying values.

(i)                                     Represents interest expense on $13.4 million of debt incurred by Inverness to fund the cash portion of the ABI purchase price and amortization of related deferred financing costs.

(j)                                     Represents the reversal of the historical federal income tax benefit of ABI to reflect an income tax provision on a combined basis.

(k)                                  Represents adjustment for the difference between net product sales recorded in the historical results of the Abbott Business and the contractually agreed upon amounts pursuant to a distribution agreement entered into as part of the acquisition.

(l)                                     Represents the elimination of intercompany sales and cost of sales of products that Abbott purchased from a subsidiary of Inverness and royalties Abbott paid to a subsidiary of Inverness prior to its acquisition by Inverness.

(m)                               Represents adjustment to cost of sales for the difference between cost of sales recorded in the historical results of the Abbott Business and the contractually agreed upon cost of certain products pursuant to a supply agreement entered into as part of the acquisition.

(n)                                 Represents adjustment to depreciation expense included in the historical results of the Abbott Business based on the appraised value of the acquired fixed assets.

(o)                                 Reflects $380,000 in usage of acquired inventory and $393,000 in amortization expense related to the acquired Fact plus trade name and patents, detailed below, in connection with the acquisition of the Abbott Business.  No amortization expense was recorded on the acquired intangible assets, Tradename-Signify and Tradename-TestPack, as these were assigned indefinite lives.  In addition, no amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142.  The assigned fair values of acquired intangible assets in connection with the acquisition of the Abbott Business and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Trade name — Fact plus	$1,600	5 years
Trade name — Signify	6,400	Indefinite
Trade name — TestPack	8,600	Indefinite
Patents	1,570	1 to 18 years
Customer related intangible assets	5,735	1.5 to 5 years
Goodwill	69,487	Indefinite
Total intangibles	$93,392

(p)           Represents amortization expense of the customer related intangible assets acquired as part of the Abbott business.

(q)                                 Represents interest expense on $55.0 million of debt incurred by Inverness to fund the cash portion of the purchase price of the Abbott Business and amortization of related deferred financing costs.

(r)                                    Represents adjustment to income taxes on a combined pro forma basis to include the Abbott Business.

(s)                                  Represents adjustment to the historical number of weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire Ostex, ABI and the Abbott Business, as if such transactions occurred on January 1, 2003.

Note 3. Pro Forma Net Income Per Share

For the year ended December 31, 2003, the unaudited pro forma basic and diluted net income per share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued upon the closings of the respective acquisitions, as if such transactions occurred on January 1, 2003.  Common stock equivalents resulting from assumed conversion or exercise of convertible debt, stock options or warrants are also included in the diluted net income per share calculation.  Common stock equivalents resulting from assumed conversion of preferred stock are not included in the diluted net income per share calculation because inclusion thereof, together with the add back of redemption interest and dividends, would be antidilutive.